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                                                                     Exhibit 5

                    [LETTERHEAD OF KATTEN MUCHIN & ZAVIS]

                              December 8, 1997


Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois  60056

     RE:  REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

     We have acted as counsel for Illinois Superconductor Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to (a) 3,716,669 shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), of which
(i) 1,077,624 shares (the "Series C Conversion Shares") may in the future be issued upon the conversion of certain outstanding shares of the Company's Series C Convertible Preferred Stock (the "Series C Stock"), (ii) 26,941 shares (the "Series C Dividend Shares") may in the future be issued as accrued dividends for one year on the Series C Stock, (iii) 2,514,460 shares (the "Series G Conversion Shares") may in the future be issued upon conversion of certain outstanding shares of the Company's Series G Convertible Preferred Stock (the "Series G Stock"), (iv) 62,862 (the "Series G Dividend Shares") may in the future be issued as accrued dividends for one year on the Series G Stock and (v) 34,782 shares (the "Warrant Shares") may in the future be issued upon the exercise of certain warrants (the "Warrants") and (b) such presently indeterminate number of shares of Common Stock (the "Indeterminate Shares") which may be issued upon conversion of the Series C Stock, the Series G Stock and the Company's Series B Convertible Preferred Stock (the "Series B Stock") or the payment of dividends thereon, based upon fluctuations in the conversion price thereof, in accordance with Rule 416 under the Securities Act of 1933, as amended.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Certificate of Incorporation of the Company, (c) the By-Laws of the Company, (d) the



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Illinois Superconductor Corporation
December 8, 1997
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Certificates of Designation, Preferences and Rights relating to the Series C
Stock (the "Series C Certificate of Designation"), the Series G Stock (the "Series C Certificate of Designation") and the Series B Stock (the "Series B Certificate of Designation"), (e) the Warrants and (f) resolutions adopted by the Board of Directors of the Company.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have further assumed that all natural persons involved in the transactions contemplated by the Registration Statement (the "Offering") have sufficient legal capacity to enter into and perform their respective obligations and to carry out their roles in the Offering.

     Based upon and subject to the foregoing, it is our opinion that:

     (1) The Series C and Series G Conversion Shares, when issued by the Company upon the conversion of the Series C and Series G Stock in accordance with the terms of the Series C or Series G Certificate of Designation, as the case may be, will be validly issued, fully paid and non-assessable;

     (2) The Series C and Series G Dividend Shares, if and when issued by the Company as accrued dividends on the Series C Stock and Series G Stock in accordance with the terms of the Series C or Series G Certificate of Designation, as the case may be, will be validly issued, fully paid and non-assessable;

     (3) The Indeterminate Shares, if and when issued upon the conversion of the Series C, Series G or Series B Stock or as accrued dividends thereon in accordance with the Series C, Series G or Series B Certificate of Designation, as the case may be, will be validly issued, fully paid and non-assessable; and

     (4) The Warrant Shares, if and when issued by the Company upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the relevant federal laws of the United States, and we do not express any opinion concerning any other laws.



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Illinois Superconductor Corporation
December 8, 1997
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     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                    Very truly yours,

                                    /s/ Katten Muchin & Zavis
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                                    KATTEN MUCHIN & ZAVIS